Aon to Acquire NFP December 20, 2023 Exhibit 99.2

Greg Case Chief Executive Officer Christa Davies Chief Financial Officer Eric Andersen President

Conference Call and Webcast Details     Aon will host a conference call today, December 20, 2023 at 7:30am Central Time. Interested parties can listen to the conference call via a live audio webcast at www.aon.com, or by dialing (877) 524-8416 (Toll Free, U.S. and Canada) or (412) 902-1028 (outside U.S.)   A replay of the conference call will be available for 30 days following the live conference call and can be accessed by dialing (877) 660-6853 (Toll Free, U.S. and Canada) or (201) 612-7415 (outside U.S.) using access code: 13743326. The replay will also be available at www.aon.com.

    Safe Harbor Statement This communication contains certain statements related to future results, or states Aon’s intentions, beliefs and expectations or predictions for the future, all of which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. These forward-looking statements include information about possible or assumed future results of Aon’s operations. All statements, other than statements of historical facts, that address activities, events or developments that Aon expects or anticipates may occur in the future, including, without limitation, statements about the benefits of the proposed acquisition, including future financial and operating results and synergies, Aon’s, NFP’s and the combined firm’s plans, objectives, expectations and intentions, and the expected timing of the completion of the proposed acquisition, are forward-looking statements. Also, when Aon uses words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “looking forward”, “may”, “might”, “plan”, “potential”, “opportunity”, “commit”, “probably”, “project”, “should”, “will”, “would” or similar expressions, it is making forward-looking statements. The following factors, among others, could cause actual results to differ materially from those set forth in or anticipated by the forward looking statements: the possibility that the proposed acquisition will not be consummated, failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed acquisition, adverse effects on the market price of Aon’s securities and on Aon’s operating results for any reason, including, without limitation, because of the failure to consummate the proposed acquisition, the failure to realize the expected benefits of the proposed acquisition (including anticipated revenue and growth synergies), the failure to effectively integrate the combined companies following consummation of the proposed acquisition, negative effects of an announcement of the proposed acquisition, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals, or any announcement relating to the consummation of or failure to consummate the proposed acquisition on the market price of Aon’s securities, significant transaction and integration costs or difficulties in connection with the proposed acquisition and/or unknown or inestimable liabilities, potential litigation associated with the proposed acquisition, the potential impact of the announcement or consummation of the proposed acquisition on relationships, including with suppliers, customers, employees and regulators, and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak) that affect the combined companies following the consummation of the proposed acquisition. Any or all of Aon’s forward-looking statements may turn out to be inaccurate, and there are no guarantees about Aon’s performance. The factors identified above are not exhaustive. Aon and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. In addition, results for prior periods are not necessarily indicative of results that may be expected for any future period. Further information concerning Aon and its businesses, including factors that potentially could materially affect Aon’s financial results, is contained in Aon’s filings with the SEC. See Aon’s Annual Report on Form 10-K for the year ended December 31, 2022 and additional documents filed by Aon with the SEC for a further discussion of these and other risks and uncertainties applicable to Aon and its businesses. These factors may be revised or supplemented in subsequent reports filed with the SEC. Any forward-looking statements in this communication are based upon information available as of the date of this communication which, while believed to be true when made, may ultimately prove to be incorrect. Aon is not under, and expressly disclaims, any obligation to update or alter any forward-looking statement that it may make from time to time, whether as a result of new information, future events or otherwise. No Offer or Solicitation This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Explanation of Non-GAAP Measures This communication includes supplemental information not calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), including organic revenue growth, free cash flow, adjusted operating income, adjusted operating margin, adjusted earnings per share, adjusted net income attributable to Aon shareholders, adjusted diluted net income per share, adjusted effective tax rate, adjusted other income (expense) – pensions, adjusted other income (expense), and adjusted income before income taxes that exclude the effects of intangible asset amortization and impairment, pension settlements, Accelerating Aon United Program expenses, capital expenditures, and certain other noteworthy items that affected results for the comparable periods. Organic revenue growth includes the impact of intercompany activity and excludes foreign exchange rate changes, acquisitions, divestitures, transfers between revenue lines, fiduciary investment income, and gains or losses on derivatives accounted for as hedges. Currency impact represents the effect on prior year period results if they were translated at current period foreign exchange rates. Reconciliations to the closest U.S. GAAP measure for each non-GAAP measure presented in this communication are provided in the attached appendices. Supplemental organic revenue growth information and additional measures that exclude the effects of certain items noted above do not affect net income or any other U.S. GAAP reported amounts. Free cash flow is cash flows from operating activity less capital expenditures. The adjusted effective tax rate excludes the applicable tax impact associated with expenses for estimated intangible asset amortization and impairment, and certain other noteworthy items. Management believes that these measures are important to make meaningful period-to-period comparisons and that this supplemental information is helpful to investors. Management also uses these measures to assess operating performance and performance for compensation. Non-GAAP measures should be viewed in addition to, not in lieu of, Aon’s Consolidated Financial Statements. Industry peers provide similar supplemental information regarding their performance, although they may not make identical adjustments.

Aon to acquire NFP to unlock fast-growing middle market with Aon Business Services-enhanced distribution Our Aon United strategy and Aon Business Services platform have driven a long-term track record of results and enable us to now access new areas of opportunity to drive profitable growth in compelling ways NFP is an established Risk, Health, and Wealth broker with a strong growth profile in the middle market, led by an exceptional team who have brought together market-leading distribution talent under a one-firm culture The middle market is large, at over $30B in Risk, Health, and Wealth, and growing quickly, with organic growth rates above mid-single-digits, and strong expected ongoing growth NFP brings exceptional capabilities across P&C, Benefits, Wealth and Retirement with over $2.2 billion of revenue, delivered by over ~7,700 colleagues, through a robust operational platform, aligned with a one-firm culture and commitment to client service The combination will enhance NFP’s strong existing client relationships and distribution, by bringing Aon’s data and analytics-based content, capabilities, and expertise, delivered efficiently through our Aon Business Services platform Our Aon United strategy and complementary cultures will accelerate NFP’s one firm focus and help them to win more, retain more, and do more with clients  Over the past decade, we’ve built our Aon Business Services platform, comprised of our technology, operations, data and analytics and other back-office functions, to enable us to innovate through data and analytics and effectively deliver content and capabilities across the portfolio Given the investment in Aon Business Services, we are now in a position to deliver the same content and capabilities we deliver to large clients efficiently to middle market clients through NFP The transaction is financially attractive given the expected contributions to revenue growth and long-term free cash flow generation Purchase price estimated to be $13.4B1 at the time of close, representing a ~15x multiple on seller-adjusted estimated EBITDA at closing Drives adjusted EPS2 accretion in 2027 and contributes to strong combined FCF2 profile from ongoing strong revenue growth  Purchase price is estimated to be $13.4B at the time of close, comprised of ~$7B cash and ~$6.4B Aon shares. Adjusted EPS and free cash flow are non-GAAP financial measures, which should not be considered in isolation or as an alternative to GAAP financial measures. Source: Company information and internal analysis. Source: Company information and internal analysis

NFP – Established Risk, Health and Wealth broker with strong growth profile, leading talent and distribution and one-firm culture

- Leading advisor with capabilities across Risk, Health and Wealth with more than 7,700 colleagues
- Founded in 1999 and is privately held, with $2.2B 2023 estimated revenue diversified across solutions
- Predominantly US-based, with 88% of revenue in US, remainder in Canada and UK
- From 2019-2023, +6% average organic revenue growth with total revenue and adjusted EBITDA growing at +14% and +15% CAGR, respectively
- Attractive financial profile with strong margins and free cash flow generation
- Strong track record of successful M&A and integrations, with over 200 completed transactions since 2018
- Proven management team with deep knowledge of the industry and collaborative, one-firm focused culture


Weatlh
17%
$2.2B
2023 est.
Revenue
Health
48%
Commercial
Risk 35%

Risk: Property & Casualty

- #10 Property & Casualty Agency[1]
- Highly recurring revenue and 90%+ client retention
- Place over $5.0B of bound premium annually
- Capabilities across Commercial, Specialty Programs, Personal Risk and Specialty Sports

Health: Benefits & Life

- #7 Benefits Broker Globally[2]
- Highly recurring revenue and 90%+ client retention
- Capabilities across Retail Benefits, Life, Specialty/Wholesale and Executive Benefits

Wealth and Retirement

- Over $50B of assets under management and $400B of assets under advisement
- Highly recurring revenue and 95%+ client retention
- Diversified portfolio between 401K, HNW wealth management and investment consulting

AON

1. Insurance Journal rankings by total P&C revenue
2. Business Insurance rankings by global revenue

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Aon and NFP value serving clients through a connected firm, delivered on a consistent platform, which will be enhanced by Aon Business Services Aon United Aon United, as articulated in our 3x3 plan, brings the best of our firm to clients, across Risk Capital and Human Capital Aon Business Services platform drives efficiency and operating leverage, service delivery excellence and innovation at scale One NFP One NFP strategy focuses on coordinated delivery to clients from across the firm Integrated, collaborative go to market culture driving results Delivered through scaled operations, back-office functions, and sales support Going further, faster together Similar “one firm” strategies designed to address client demand, with shared appreciation of the value of a connected go to market and delivery culture As an Aon Company, NFP will operate an independent but connected platform, supported by Aon Business Services The combination enables efficient distribution of Aon’s data, analytics, content and capabilities, through NFP’s strong distribution and existing robust platforms and operations Growth Strategy Reinforced by Shared Culture and Values

NFP's Strong Growth Drives Ongoing Value Creation

- NFP is a leading risk, health and wealth broker with a successful track record of growing organically and inorganically, which will drive ongoing growth going forward
- Strong track record of successful M&A and integrations, with over 200 completed transactions from 2018-2022
- Historically, NFP has acquired $45-$60 million of adjusted EBITDA per year, and this acquisition contemplates ongoing NFP M&A activity in the middle market

Standalone Est. Financials ($B)	2023	2024	2025
Total Revenue[4]	**$2.2**	**$2.5**	**$2.9**
Y-o-Y Growth		*14%*	*14%*
Adj. Operating Income[5]	**$0.5**	**$0.6**	**$0.8**
Adj. Operating Margin	**23%**	**25%**	**26%**
Adj. EBITDA[6]	**$0.6**	**$0.7**	**$0.8**

Expect NFP's total revenue to increase ~14% in 2024 and 2025 driven by a mix of organic and inorganic growth, building on 14% CAGR from 2019-2023

Expect adjusted operating income to grow similarly to revenue in 2024 and 2025

Transaction expected to close in 2024, but conservatively modeled with deal close on June 30, 2025

~$13.4B

purchase price at close[1]

~15x

seller-adjusted estimated EBITDA at closing[2]

$2.8B value creation[3]

from synergies and capital structure

Impact to EPS[7]: Dilutive 2025, Breakeven 2026, Accretive 2027 and Long-Term[8]

FCF[7]: Adds over $300M in 2026 and $600M in 2027

1. Purchase price is estimated to be $13.4B at the time of close, comprised of ~$7BB cash and $6.4B Aon shares.
2. Represents seller-adjusted estimated EBITDA at closing and reflects estimated reported EBITDA adjusted for certain one-time expenses and other discretionary adjustments as determined by NFP.
3. $2.8 billion in value creation from the capitalized value of expected pre-tax synergies and capital structure, net of ~$400 million in expected one-time transaction and integration costs.
4. Total revenue includes organic and inorganic expectations.
5. Adj. operating income reflects estimated reported EBITDA adjusted for certain one-time expenses less depreciation.
6. Adj. EBITDA reflects estimated reported EBITDA adjusted for certain one-time expenses.
7. Adjusted EPS and free cash flow are non-GAAP financial measures, which should not be considered in isolation or as an alternative to GAAP financial measures.
8. Accretion/dilution assumes 20 million Aon shares issued at close based on Aon's share price at signing.

AON

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Key Transaction Terms Purchase Price & Consideration Acquisition of 100% of the equity interests of NFP with a fixed equity value at signing Purchase price is estimated to be $13.4B at the time of close, comprised of ~$7B cash and ~$6.4B Aon shares1, representing a ~15x multiple on seller-adjusted estimated EBITDA at closing Expect to fund cash portion with ~$7B of new debt, with $5B raised in 2024 and $2B raised at close, across a range of maturities, subject to market conditions Credit Rating Expect to maintain Aon’s current credit ratings of Baa2 with Moody’s and A- with S&P Management & Organization Structure Following transaction close, NFP CEO Doug Hammond will continue to lead NFP NFP will operate as an independent but connected platform within Aon, supported by Aon Business Services, and going to market as NFP, an Aon company Revenue will be reported as part of Aon’s Commercial Risk, Health, and Wealth Solution Lines Timing Expect the transaction to close mid-2024 subject to regulatory requirements and other customary closing conditions, however, financial metrics are shown conservatively based on a June 30, 2025 closing date Assumes ~20 million Aon shares issued at close based on Aon’s share price at signing.

Transaction Builds on Long Term Track Record of Financial Results and Ongoing Shareholder Value Creation

- ***Further accelerates our Aon United strategy*** through a complementary cultural and strategic combination
- ***Enables Aon to efficiently and effectively address the fast-growing middle market***, consistent with our strategy of investing in priority areas, with growing client demand, attractive growth and margin characteristics, and those that we can enhance with Aon capabilities and ABS platform
- ***Enables profitable organic and inorganic revenue growth*** by enhancing NFP's go to market strategy and distribution with content and capabilities from Aon, delivered efficiently through Aon Business Services, contributing to ongoing guidance for mid-single-digit or greater organic revenue growth over the long-term
- ***Builds on Aon's long-term, proven track record*** of executing significant M&A and delivering on external commitments and contributes to ongoing progress against key financial metrics
- ***Creates shareholder value by allocating capital at scale to high return opportunities***, and enables ongoing effective capital allocation, portfolio management, and shareholder value creation

Long Term Track Record of Performance (2010-2022)[1]


Organic
+4%
Avg. Rev Growth/Year
0%
6%
2010
2022
Margin Expansion
+1,120bps
~90bps / year
19.6%
30.8%
2010
2022
EPS
+12%
CAGR
$3.48
$13.39
2010
2022
Free Cash Flow
+13%
CAGR
$0.7 B
$3.0 B
2010
2022

AON

1. The results presented on this page are non-GAAP measures that are reconciled to their corresponding U.S. GAAP measures in the Appendices of the presentation.

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Appendix

Synergies and Deal Financials

Transaction is Accretive to EPS[1] in 2027 and adds $300m of FCF[1] in 2026

$ millions	2H 2025	2026	2027	Long-Term
Net Revenue Synergy Impact	-	$80	$175	$175+
Cost Synergies	-	$30	$50	$60+
Integration Costs – Incurred in P&L	($20)	($10)	-	-
Interest Expense[2]	($230)	($410)	($340)	Decreasing over time
Impact to Adjusted EPS[1]	Dilutive	Breakeven	2 – 5% Accretive	5%+ Accretive
Deal & Integration Costs Adjusted Out (Impact FCF)	($270)	($50)	($10)	-
Impact to FCF[1,3]	($70)	$300	$600	Growing over time

Transaction is expected to be accretive to EPS[1] in 2027 and add to FCF[1] beginning in 2026 based on the following assumptions:

- Expect $175m+ of net revenue synergies from cross-sell opportunities offset by modest revenue leakage
- Expect cost synergies to be $60m+ and limited to back-office, including in finance, procurement, technology, and real estate
- Expect total integration costs of ~$160m, with ~20% incurred in operating expenses
- After close, expect interest expense to increase as shown in the table, reflecting transaction-related debt issuance, and decrease over time as debt is repaid
- Accretion/dilution calculations assume ~20m shares issued at close based on Aon's share price at sign, subject to share price performance
- Expect deal costs of approximately $200-250 million, largely incurred at the time of close, and approximately $12.5 million of negative interest carry expense per quarter following transaction-related debt issuance
- We expect to update key financial metrics, as appropriate, at the time of close

AON

1. Adjusted EPS and free cash flow are non-GAAP financial measures, which should not be considered in isolation or as an alternative to GAAP financial measures.
2. As we've done in the past, Aon expects to continue to add incremental debt as EBITDA grows, and the associated interest expense is factored into Aon's standalone projections.
3. NFP's ongoing capex is estimated to be ~2.8% of revenue.

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Appendix A: Reconciliation of Non-GAAP Measures – Organic Revenue Growth

Aon Organic Revenue Reconciliation	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Total Revenue													
Current period revenue	8,512	11,287	11,514	11,815	12,045	11,682	11,627	9,998	10,770	11,013	11,066	12,193	12,479
Prior year period revenue	7,595	8,512	11,287	11,514	11,815	12,045	11,682	9,409	9,998	10,770	11,013	11,066	12,193
% change	12%	33%	2%	3%	2%	(3)%	—%	6%	8%	2%	—%	10%	2%
Less: Currency Impact (1)	1%	2%	(1)%	(1)%	(1)%	(6)%	(2)%	—%	1%	(3)%	—%	2%	(4)%
Less Fiduciary Investment Income (2)	(1)%	—%	(1)%	—%	—%	—%	1%	—%	—%	—%	—%	—%	1%
Less: Acquisitions, Divestitures & Other	12%	29%	1%	1%	—%	—%	(2)%	2%	2%	(1)%	(1)%	(1)%	(1)%
Organic Revenue Growth (3)	—%	2%	3%	3%	3%	3%	3%	4%	5%	6%	1%	9%	6%

1. Currency impact represents the effect on prior year period results if they were translated at current period foreign exchange rates.
2. Fiduciary investment income for the twelve months ended December 31 for the years 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012, 2011, and 2010 was $76 million, $8 million, $27 million, $74 million, $53 million, $32 million, $22 million, $21 million, $26 million, $28 million, $38 million, $52 million and $55 million, respectively.
3. Organic revenue growth includes the impact of intercompany activity and excludes the impact of changes in foreign exchange rates, fiduciary investment income, acquisitions, divestitures, transfers between revenue lines, and gains or losses on derivatives accounted for as hedges.

AON

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Appendix B: Reconciliation of Non-GAAP Measures – Operating Income and Diluted Earnings Per Share Certain noteworthy items impacting operating income in 2022 and 2021 are described in this schedule. The items shown with the caption "as adjusted" are non-GAAP measures. As part of the terminated combination with Willis Towers Watson ("WTW"), certain transaction costs were incurred by the Company in 2021. These costs may include advisory, legal, accounting, valuation, and other professional or consulting fees related to the combination, including planned divestitures that have been terminated, as well as certain compensation expenses and expenses related to further steps on our Aon United operating model as a result of the termination. Additionally, this includes a $1 billion termination fee paid in connection with the termination of the combination. In connection with certain legal settlements reached, a $58 million charge was recognized in the second quarter of 2022. To further its pension de-risking strategy the Company purchased an annuity for portions of its U.S. pension plans that will settle certain obligations. A non-cash settlement charge totaling $170 million was recognized in the fourth quarter of 2022. A gain of $124 million was recorded for the year ended December 31, 2021 related to the disposal of the Aon Retiree Health ExchangeTM business which was originally agreed upon in connection with the terminated combination with WTW. As a result of the termination of the combination, an amended agreement was executed to complete the transaction in the fourth quarter of 2021. Adjusted items are generally taxed at the estimated annual effective tax rate, except for the applicable tax impact associated with certain transaction costs and other charges related to the combination and resulting termination, as well as certain legal and pension settlements, which are adjusted at the related jurisdictional rate. In addition, income tax expense for the year ended December 30, 2021 excludes the impact of remeasuring the net deferred tax liabilities in the U.K. as a result of the corporate income tax rate increase enacted in the second quarter of 2021.

Appendix B: Reconciliation of Non-GAAP Measures – Operating Income and Diluted Earnings Per Share1 (Cont’d)

Appendix C: Adjusted Operating Income and Margin and Reconciliation of Return on Invested Capital (ROIC) Return on Invested Capital (ROIC) is a non-GAAP measure calculated as adjusted net operating profit after tax (NOPAT) divided by average invested capital (short-term debt, + long-term debt + total equity) and represents how well we are allocating our capital to generate returns. The metric for the historical periods shown below was calculated using financial results for total consolidated Aon, and therefore includes discontinued operations in connection with the sale of the outsourcing business completed on May 1, 2017, which will not be included on a going forward basis.

Appendix D: Reconciliation of Free Cash Flow & Free Cash Flow Margin

Free Cash Flow Margin is a non-GAAP measure calculated as Free Cash Flow (defined as Cash Flows from Operations less Capital Expenditures) / Total Revenue and represents our conversion rate of revenue into cash. The metric for the historical periods shown below was calculated using financial results for total consolidated Aon, and therefore includes discontinued operations in connection with the sale of the outsourcing business completed on May 1, 2017, which will not be included on a going forward basis.

($ millions)	FY'10	FY'11	FY'12	FY'13	FY'14	FY'15	FY'16	FY'17	FY'18	FY'19	FY'20	FY'21	FY'22
Revenue - as reported	8,512	11,287	11,514	11,815	12,045	11,682	11,627	9,998	10,770	11,013	11,066	12,193	12,479
Cash Provided by Operating Activities [1]	876	1,112	1,534	1,753	1,812	2,009	2,326	669	1,686	1,835	2,783	2,182	3,219
Capital Expenditures	(180)	(241)	(269)	(229)	(256)	(290)	(222)	(183)	(240)	(225)	(141)	(137)	(196)
Free Cash Flow - as Reported	**696**	**871**	**1,265**	**1,524**	**1,556**	**1,719**	**2,104**	**486**	**1,446**	**1,610**	**2,642**	**2,045**	**3,023**
Free Cash Flow Margin	**8.2%**	**7.7%**	**11.0%**	**12.9%**	**12.9%**	**14.7%**	**18.1%**	**4.9%**	**13.4%**	**14.6%**	**23.9%**	**16.8%**	**24.2%**

1. In Q4'15, we reclassified certain cash flows related to employee shares withheld for taxes. This resulted in reclassifying $94M and $115M for the FY'11 and FY'12, respectively, from "Accounts payable and accrued liabilities" and "Other assets and liabilities" within Cash Flows From Operating Activities, to "Issuance of shares for employee benefit plans" within Cash Flows From Financing Activities.

AON

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Investor Relations Leslie Follmer leslie.follmer@aon.com Office: 312-381-3230 Nicole Hendry nicole.hendry@aon.com Office: 312-381-5505 Grace Lenz grace.lenz@aon.com Office: 847-442-0622